SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  March 2, 2004

Credit Suisse First Boston Mortgage Securities Corp.,
CSFB Mortgage Pass-Through Certificates, Series 2003-29

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
(Exact name of registrant as specified in its charter)

Delaware	333-100669	13-3320910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Madison Avenue New York, New York 10010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 325-2000

Item 5.

Other Events.

Credit Suisse First Boston Mortgage Securities Corp. (the “Company”) entered into a Pooling and Servicing Agreement dated as of December 1, 2003 (the “Agreement”) among the Credit Suisse First Boston Mortgage Securities Corp. as depositor, (the “Depositor”), Bank One, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank Minnesota, N.A., as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), DLJ Mortgage Capital, Inc., as a seller (in such capacity, a “Seller”), Washington Mutual Mortgage Securities Corp., as a seller (in such capacity, a “Seller”) and a servicer (in such capacity, a “Servicer”), Washington Mutual Bank, as a seller (in such capacity, a “Seller”), Washington Mutual Bank, FA, as seller (in such capacity, a “Seller”), GreenPoint Mortgage Funding, Inc. as a seller and a servicer as a seller (in such capacity, a “Seller”) and a servicer (in such capacity, a “Servicer”) and  Fairbanks Capital Corp. (“Fairbanks”), as a servicer and special servicer as a servicer (in such capacity, a “Serivcer”) and as special servicer (in such capacity, the “Special Servicer”) providing for the issuance of the CSFB Mortgage-Backed Pass-Through Certificates, Series 2003-29.  The Certificates were issued on December 29, 2003. The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of December 1, 2003, by and among the Company, the Sellers, the Servicers, the Special Servicer, the Master Servicer, the Trustee and the Trust Administrator.

SIGNATURES

Filings Made by the Registrant.  The registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 2, 2004.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

By: _/s/ John P. Graham /s/

Name: John P. Graham

Title: Vice President

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of December 1, 2003,

5

by and among the Company, the Sellers, the Servicers, the

Special Servicer, the Master Servicer, the Trust Administrator

and the Trustee.

EXHIBIT 99.1